UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2009

TENSHON, INC. "fka Shade Down Under, Inc." (Exact name of registrant as specified in its charter)

Nevada	333 – 151179	59 – 3842098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8490 South Power Road Suite 105-179 Gilbert, Arizona 85297 (Address of principal executive office)

(480) 663-3166 (Registrant’s telephone number, including area code)

Shade Down Under, Inc. "fka Shade Down Under, Inc." (Former name)
428 S. Gilbert Rd., Ste. 109 Gilbert, Arizona 85296 (480) 733-6700 (Former address, former telephone number, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Nathaniel Allen resigned on January 31, 2009 as an Officer, but remains as a Director of the Company. On the same day, the Board of Directors elected Matthew Dickerson as a Director and a new President and Secretary. The new President is Matthew Dickerson & the new Secretary is Todd Sarager. Matthew is a graduate of the Boyd School of Law and has successfully owned and operated several businesses. Todd brings a well versed financial background to the company as a graduate of Arizona States’ accounting program, with years of experience working for a large construction company in Phoenix, Arizona.

Item 8.01 ̶ OTHER EVENTS

On March 20, 2009, Tenshon, Inc, formerly Shade Down Under, Inc., relocated its corporate offices. This relocation will not impede current business operations. The new address and contact information is: Tenshon, Inc., 9490 S. Power Rd., Ste. 105-179, Gilbert, Arizona 85297, (480) 663-3166.

On March 25, 2009, Tenshon, Inc. issued a press release announcing that they had changed their name, address and replaced the former Officers. (see attached EXHIBIT 99.1 - Press Release dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENSHON, INC.

Date: March 27, 2009	By: /s/ Matthew Dickerson
Matthew Dickerson
President